                             P & F INDUSTRIES, INC.

                                   EXHIBIT 4.7
                                   -----------

                                 AMENDMENT NO. 4
                                       TO
                                CREDIT AGREEMENT

         THIS AMENDMENT NO. 4 is entered into as of June 25, 2001 (the "Amendment"), by and among P&F INDUSTRIES, INC., a Delaware corporation ("P&F), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation ("Florida Pneumatic"), EMBASSY INDUSTRIES, INC., a New York corporation ("Embassy"), and GREEN MANUFACTURING, INC., a Delaware corporation ("Green") (P&F, Florida Pneumatic, Embassy and Green, the "Co-Borrowers"), and EUROPEAN AMERICAN BANK, a New York banking corporation (the "Bank").


                                   BACKGROUND

         The Co-Borrowers and the Bank are parties to a Credit Agreement, dated as of July 23, 1998 (as same has been and may be further amended, restated, supplemented or modified, from time to time, the "Credit Agreement"), pursuant to which the Bank provides the Co-Borrowers with certain financial accommodations.

         The Co-Borrowers have requested that the Bank extend the Revolving Credit Termination Date through July 26, 2002, and the Bank is willing to do so on the terms and conditions hereinafter set forth. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Credit Agreement.

         Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I.
                         AMENDMENT TO CREDIT AGREEMENT.
                          -----------------------------

         Section 1. The definition of the term "Revolving Credit Termination Date" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

            "Revolving Credit Termination Date" shall mean the earlier of (i) July 26, 2002 or (ii) the date on which the Revolving Credit Commitment shall have been terminated hereunder.

                                   ARTICLE II.
                           CONDITIONS OF EFFECTIVENESS
                           ---------------------------

         Section 2.1. This Amendment shall become effective as of the date hereof upon receipt by the Bank of each of this Amendment, duly executed by each Co-Borrower.

                                  ARTICLE III.
           REPRESENTATIONS AND WARRANTIES; EFFECT ON CREDIT AGREEMENT.
           ----------------------------------------------------------

         Section 3.1. Each Co-Borrower hereby represents and warrants as follows:

                  a. This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Co-Borrowers and are enforceable against the Co-Borrowers in accordance with their respective terms.

                  b. Upon the effectiveness of this Amendment, the Co-Borrowers hereby reaffirm all covenants, representations and warranties made in the Credit Agreement and the other Loan Documents to the extent that the same are not amended hereby and each Co-Borrower agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the date hereof.

                  c. No Default or Event of Default has occurred and is continuing or would exist after giving effect to this Amendment.

                  d. No Co-Borrower has any defense, counterclaim or offset with respect to the Credit Agreement.

         Section 3.2. EFFECT ON CREDIT AGREEMENT.
                      --------------------------

                  a. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

                  b. Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreement executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                  c. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Bank, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

                                   ARTICLE IV.
                                 MISCELLANEOUS.
                                  -------------

         Section 4.1. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         Section 4.2. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         Section 4.3. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, and all of which, taken together, shall be deemed to constitute one and the same agreement.

         Section 4.4. Each of the Loan Documents continues to be in full force and effect in accordance with their respective terms, and the liens heretofore granted pledged and/or assigned to the Bank as security for the Co-Borrowers' obligations with respect to each Security Agreement, Pledge Agreement and Credit Agreement shall not be impaired, limited or affected in any manner whatsoever by reason of this Amendment.

[next page is signature page]

         IN WITNESS WHEREOF, the Co-Borrowers and the Bank have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first above written.

                                       P&F INDUSTRIES, INC.


                                       By:
                                           -------------------------------------
                                             Joseph A. Molino, Vice President


                                       FLORIDA PNEUMATIC
                                       MANUFACTURING CORPORATION


                                       By:
                                           -------------------------------------
                                             Joseph A. Molino, Vice President


                                       EMBASSY INDUSTRIES, INC.


                                       By:
                                           -------------------------------------
                                             Joseph A. Molino, Vice President


                                       GREEN MANUFACTURING, INC.


                                       By:
                                           -------------------------------------
                                             Joseph A. Molino, Vice President


                                       EUROPEAN AMERICAN BANK


                                       By:
                                           -------------------------------------
                                             Stephen Kelly, Vice President